EVERGREEN MUNICIPAL TRUST

200 Berkeley Street

Boston, Massachusetts 02116

March 7, 2005

Evergreen Service Company

200 Berkeley Street

Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the “Agreement”), as defined in the Agreement, this is to notify Evergreen Service Company that Evergreen Alabama Municipal Bond Fund, a series of Evergreen Municipal Trust, hereby elects to become a Fund party to such Agreement.

                                                                                 EVERGREEN MUNICIPAL TRUST

                                                                                 on behalf of:

                                                                                 Evergreen Alabama Municipal Bond Fund

                                                                                 By: ___/s/ Elizabeth A. Smith______________________

                                                                                          Elizabeth A. Smith

                                                                                          Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY

By:          ___/s/ Ann Marie Becker____________________

Ann Marie Becker

President

Dated as of                          March 7, 2005